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                                                                  Exhibit D


                    SUPPLEMENT TO AGREEMENT CONCERNING VOTING


         This Supplement to Agreement Concerning Voting (this "Supplement") is entered into as a supplement to that certain Agreement Concerning Voting dated as of March 21, 1997 (the "Voting Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Voting Agreement.

         1. Pursuant to the Voting Agreement, the Consenting Debentureholders agreed that, subject to their receipt of solicitation materials in respect of the Prepackaged Plan and subject to certain other terms and conditions as more particularly set forth in the Voting Agreement, they would vote (or, with respect to managed accounts, use their reasonable best efforts to cause to be voted) their Claims in respect of the Relevant Debentures in favor of the Prepackaged Plan. Pursuant to this Supplement, and subject to the same requirement of solicitation and the same terms and conditions (including the Agreement Termination Events) set forth in the Voting Agreement, the Consenting Debentureholders hereby also agree that they will instruct (or, with respect to managed accounts, use their reasonable best efforts to cause instructions to be issued to) the registered holders of their respective Relevant Debentures to consent to amendments to the indentures in respect of the 11 1/4% Debentures and/or the 113/8% Debentures (as the case may be) more particularly described on Appendix 1 attached hereto.

         2. The Consenting Debentureholders hereby consent to the inclusion in Flagstar's solicitation materials of the following statement:

             THE AD HOC DEBENTUREHOLDERS COMMITTEE HAS UNANIMOUSLY APPROVED THE PLAN, AGREED TO VOTE IN FAVOR OF THE PLAN AND CONSENT TO THE [INDENTURE AMENDMENT], AND RECOMMENDS THAT THE HOLDERS OF SENIOR SUBORDINATED DEBENTURES VOTE TO ACCEPT THE PLAN AND CONSENT TO THE [INDENTURE AMENDMENT].

         3. The Parties hereby confirm that all of their respective agreements and obligations under the Voting Agreement shall apply with equal force and effect to this Supplement.



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         IN WITNESS WHEREOF, the Parties hereto have caused this Supplement to be executed as of the date set forth below.

Dated:  May 21, 1997

                                FLAGSTAR CORPORATION


                                By: /s/ RONALD B. HUTCHINSON
                                   ___________________________________________


                                FLAGSTAR COMPANIES, INC.


                                By: /s/ RONALD B. HUTCHINSON
                                   ___________________________________________


                                MAGTEN ASSET MANAGEMENT CORPORATION


                                By: /s/ TALTON EMBRY
                                   ___________________________________________


                                LOOMIS SAYLES & COMPANY


                                By: /s/ FREDERICK A. VYN
                                   ___________________________________________


                                MOORE CAPITAL MANAGEMENT, INC.


                                By: /s/ GEORGE W. HAYWOOD
                                   ___________________________________________


          [SIGNATURE PAGE TO SUPPLEMENT TO AGREEMENT CONCERNING VOTING]